UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 27, 2020
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company (“Ford” or “Company”) hereby incorporates by reference its news release dated July 30, 2020, which is furnished as Exhibit 99 hereto.

Beginning at 5:00 p.m. on July 30, 2020, Ford President and Chief Executive Officer Jim Hackett, Chief Financial Officer Tim Stone, and members of Ford’s senior management team will host a conference call to discuss Ford’s second quarter 2020 financial results. Investors may access the presentation by dialing 1-877-870-8664 (or 1-970-297-2423 from outside the United States). The passcode for the call is a verbal response of “Ford Earnings.”

The presentation and supporting materials are available at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call.

Investors also may access replays of the presentation beginning after 8:00 p.m. the day of the event through August 5, 2020 by dialing 1-855-859-2056 (or 1-404-537-3406 from outside the United States). The Conference ID for replays is 6694664.

All times referenced above are in Eastern Time.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 27, 2020, Ford entered into the Sixteenth Amendment (the “Sixteenth Amendment”) to its Credit Agreement dated as of December 15, 2006, as amended and restated as of November 24, 2009, as amended and restated as of April 30, 2014, and as further amended and restated as of April 30, 2015 (as amended, supplemented, or otherwise modified from time to time prior to July 27, 2020, the “Existing Credit Agreement”) among Ford, the subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The Sixteenth Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

As a result of the Sixteenth Amendment, the Existing Credit Agreement has been amended effective as of July 27, 2020. Prior to the Sixteenth Amendment, lenders held revolving commitments totaling $13.4 billion, with 25% of the commitments maturing on April 30, 2022 and 75% of the commitments maturing on April 30, 2024.  As a result of the Sixteenth Amendment, lenders have $0.4 billion of commitments maturing on April 30, 2022, $3 billion of commitments maturing on July 27, 2023, and $10.1 billion of commitments maturing on April 30, 2024.

Also on July 27, 2020, Ford entered into the First Amendment (the “Supplemental First Amendment”) to its Revolving Credit Agreement dated as of April 23, 2019 (as amended, supplemented, or otherwise modified from time to time prior to July 27, 2020, the “Existing Supplemental Revolving Credit Agreement”) among Ford, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.  The Supplemental First Amendment is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

As a result of the Supplemental First Amendment, the Existing Supplemental Revolving Credit Agreement has been amended effective as of July 27, 2020. Prior to the Supplemental First Amendment, lenders held revolving commitments totaling $2 billion, all of which matured on April 30, 2022.  As a result of the Supplemental First Amendment, lenders have maintained the same level of total revolving commitments with $0.2 billion of commitments maturing on April 30, 2022 and $1.8 billion of commitments maturing on July 27, 2023.

The Sixteenth Amendment and the Supplemental First Amendment include provisions pursuant to which Ford has agreed not to engage in share repurchases (with limited exceptions) while any portion of either facility is outstanding and not to pay dividends on its common or Class B stock while more than 50% of the aggregate amount of commitments under the two facilities is utilized.

On July 27, 2020, Ford repaid $7.7 billion of the $15.4 billion outstanding under the credit facilities.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 10.1	Sixteenth Amendment dated July 27, 2020 to the	Filed with this Report
Credit Agreement dated as of December 15, 2006,
as amended and restated as of November 24, 2009,
as amended and restated as of April 30, 2014,
as amended and restated as of April 30, 2015,
and as further amended

Exhibit 10.2	First Amendment dated July 27, 2020 to the	Filed with this Report
Revolving Credit Agreement dated April 23, 2019

Exhibit 99	News release dated July 30, 2020	Furnished with this Report

Exhibit 104	Cover Page Interactive Data File	**
(formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: July 30, 2020	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary

*
Any reference in the attached exhibit(s) to our corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

**	Submitted electronically with this Report in accordance with the provisions of Regulation S-T.